UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	June 11, 2008

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Wisconsin	0-29486	39-1600938
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin 53214
(Address of principal executive offices, including zip code)
(414) 977-4000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

        The information set forth in Item 3.03 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

        On June 11, 2008, the Board of Directors of Merge Healthcare Incorporated (the “Company”) approved the redemption of all preferred share purchase rights (“Rights”) outstanding on each share of the Company’s common stock and on each exchangeable share issued by Merge Cedara ExchangeCo Limited, an indirect majority-owned subsidiary of the Company. The Rights were previously issued pursuant to the terms of a Rights Agreement (the “Rights Agreement”), dated as of September 6, 2006, as amended, by and between the Company and American Stock Transfer & Trust Co. as rights agent. One Right was outstanding on each outstanding share of the Company’s common stock and on each exchangeable share of Merge Cedara ExchangeCo Limited. Pursuant to the Rights Agreement, the redemption price (the “Redemption Price”) is $0.001 per Right.

        Shareholders of record on June 23, 2008 will receive payment of the Redemption Price on July 7, 2008. However, pursuant to the terms of the Rights Agreement, any potential right to exercise the Rights terminated effective immediately upon the action of the Board of Directors and the only right of the holders of Rights is to receive the Redemption Price.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERGE HEALTHCARE INCORPORATED
Date: June 16, 2008	By: /s/ Craig D. Apolinsky
Craig D. Apolinsky
Secretary and General Counsel